Exhibit 99.1

Almost Family, Inc. Steve Guenthner (502) 891-1000	The Ruth Group Investor Relations Nick Laudico / Rada Milenovici (646) 536-7030 / 7011 nlaudico@theruthgroup.com rmilenovici@theruthgroup.com

Almost Family Reports Third Quarter 2013 Results

In a separate release today, Almost Family announced an agreement to acquire SunCrest HealthCare.

Louisville, KY, November 5, 2013 – Almost Family, Inc. (Nasdaq: AFAM), a leading regional provider of home health nursing and personal care services, announced today its financial results for the three and nine months ended September 30, 2013.

Highlights:
•	Net service revenues of $88.8 million for the quarter
•	Net income from continuing operations was $2.2 million, or $0.24 per diluted share
•	Diluted EPS includes $0.05 for transaction related costs, excluding which diluted EPS would have been $0.29
•	$8.9 million cash flow from operations during the quarter
•	Accounts receivable days sales outstanding lowest since first quarter of 2012
•	Visiting Nurse segment net revenues were $67.8 million, on 2% admission growth
•	Medicare admission growth was 5%, of which 2% was organic
•	Completed the Indiana Home Care (July) and Imperium ACO (October) acquisitions

SunCrest Acquisition
In a separate release today Almost Family announced that it has signed a definitive agreement to acquire the stock of SunCrest HealthCare.  With this acquisition, Almost Family will operate over 240 branches across 14 states and its annual net revenue run rate is expected to approach the $500 million mark.  The Company is reporting and commenting on the SunCrest acquisition in a separate simultaneously released statement to provide clarity to investors on both its earnings and the transaction separately.

Almost Family Reports Third Quarter 2013 Results
November 5, 2013

Management Commentary on Quarterly Results
William B. Yarmuth, CEO on the quarterly results:  “We’re very pleased with our overall operating results for the quarter, in particular excluding the $0.05 diluted EPS impact of transaction costs related to our acquisition activity.  Despite continuing headwinds in health care services general, we’re continuing to drive growth both organically as well as through our acquisition activities as evidenced by our mid-quarter acquisition of Indiana Home Care Network positively impacted our results.  Finally, as we reported separately today, we are extremely excited to announce our plans to acquire SunCrest HealthCare, the largest acquisition in the history of our Company.  Please see our separate release for our comments on that transaction.”

Third Quarter Financial Results from Continuing Operations
Almost Family reported net service revenues for the third quarter of $88.8 million, a 5.9% increase from $83.9 million reported in the third quarter of 2012.  Revenue growth resulted primarily from volume growth in both our Visiting Nurse (VN) and Personal Care (PC) segments, along with a VN segment acquisition during the third quarter of 2013, all of which were partially offset by the VN segment’s Medicare rate cut and Medicare Advantage shift.  The third quarter is the second full quarter with 2% sequestration, which lowered revenue by $1.2 million and earnings per share by $0.08.  Additionally, the change in certain Medicare Advantage contracts that now pay on a per-visit versus episodic basis (the MA shift) reduced revenue by $0.6 million and earnings per diluted share by $0.06 as compared to the same period last year.

Deal costs for the current quarter exceeded the prior year quarter at $0.7 million, or $0.05 EPS, up from $0.2 million, or $0.02 EPS, in the prior year period.

Net income from continuing operations for the third quarter of 2013 was $2.2 million, or $0.24 per diluted share, down from third quarter of 2012 net income of $4.1 million, or $0.45 per diluted share.

The effective tax rate was approximately 39.5% in the third quarter of 2013 and 2012.

Third Quarter Segment Results
Operating results for the third quarter include the impact of the Indiana Home Care Network (IHCN) acquisition, which closed on July 19, 2013, net service revenues by $2.2 million and operating income before corporate expenses by $0.6 million.

Increased net service revenues in our VN segment from higher Medicare volume and the IHCN acquisition during the quarter were partially offset by the previously mentioned impact of sequestration and the MA shift.  As a result, VN segment third quarter net service revenues increased to $67.8 million, from $64.6 million in the third quarter of 2012.  Medicare admissions grew 5%, while re-certifications grew 7%, both of which grew 2% organically.

The Medicare rate cut and MA shift combined with increases in bad debt provision to reduce operating income before corporate expenses for the third quarter of 2013 to $7.3 million from $9.0 million reported for the third quarter of 2012.  Bad debt expense increased approximately $0.4 million on a year over year basis primarily related to the MA shift.

Almost Family Reports Third Quarter 2013 Results
November 5, 2013

PC segment net service revenues increased 9.2% to $21.0 million in the third quarter of 2013 from $19.2 million in 2012, primarily due to a 9.7% volume increase largely in lower margin business.  Changes in the mix of business reduced gross margin as a percent of revenue by 1%.  An increase of $363,000 in the provision for bad debts in the current year quarter was primarily driven by an unusually low provision in the prior year quarter.  As a result, operating income before unallocated corporate expenses decreased 9.1% to $2.6 million.

Nine Month Period Financial Results from Continuing Operations
Almost Family reported net service revenues for the nine month period of $261.5 million, a 1.7% increase from $257.0 million reported in the nine month period of 2012, primarily as a result of volume growth in the VN and PC segments, which was partially offset by the MA shift and the $2.7 million impact of sequestration, which was effective for episodes ended after March 31, 2013.  The MA shift reduced revenue by $2.4 million and earnings per diluted share by $0.20, including the impact on the provision for bad debts.

Deal costs for the current period were higher than the prior year period at $0.8 million or $0.05 EPS, up from $0.4 million or $0.03 EPS.

Net income for the nine month period of 2013 was $8.1 million, or $0.87 per diluted share, down from the nine month period of 2012 net income of $13.4 million, or $1.43 per diluted share.

The effective tax rate was approximately 39.2% in the nine month period of 2013, which increased slightly from 39.0% for the nine month period of 2012.

Nine Month Period Segment Results
VN segment nine month period results include organic and acquired volume growth, which was partially offset by the MA shift and sequestration.  As a result, VN segment nine month period net service revenues grew 1% to $201.2 million, from $199.3 million in the nine month period of 2012.  Medicare admissions grew 3%, while re-certifications grew 5%, both of which grew 3% organically.

The Medicare rate cut and MA shift combined with year over year wage increases effective in July of 2012 and increases in bad debt provision to reduce operating income before corporate expenses for the nine month period of 2013 to $22.5 million from $30.4 million reported for the nine month period of 2012.  Bad debt expense increased approximately $1.6 million on a year over year basis due to the prior year second quarter including unusually low bad debt expense of $0.8 million, with the remaining increase primarily related to the MA shift.

PC segment net service revenues increased to $60.3 million in the nine month period of 2013 from $57.8 million in 2012, due primarily to a 6% increase in volume.  Expense related to workers compensation claims declined $0.8 million on a year over year basis as the prior year period claims expense recorded exceeded normal levels, while the current period experienced more normal claims expense levels.  The decline was partially offset by increased bad debt provision.  As a result, operating income before unallocated corporate expenses increased 2% or $0.2 million to $7.7 million.

Almost Family Reports Third Quarter 2013 Results
November 5, 2013

Acquisitions
On July 19, 2013, we completed the acquisition of the assets of the Medicare-certified home health agencies owned by IHCN for $12.5 million.  Under the IHCN umbrella we operate six home health locations, primarily in northern Indiana. On October 4, 2013, we acquired a controlling interest in Imperium Health Management, LLC, (Imperium) a Louisville, KY based development-stage enterprise that provides strategic health management services to Accountable Care Organizations (ACO’s).  The companies intend to work together toward the development of additional ACO relationships in markets in which Almost Family also provides home health services.

On November 4, 2013, we signed a definitive agreement to acquire the stock of SunCrest HealthCare.  The total purchase price for the stock is $75.5 million, subject to a working capital adjustment.  The transaction will be funded primarily from Almost Family’s existing cash and borrowings from its senior secured revolving credit facility.  Almost Family expects the transaction to be completed during the fourth quarter, subject to regulatory approvals and the satisfaction of customary closing conditions.  With this acquisition, Almost Family will operate over 240 branches across 14 states and its annual net revenue run rate is expected to approach the $500 million mark.

Almost Family Reports Third Quarter 2013 Results
November 5, 2013

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine months Ended September 30,
	2013	2012	2013	2012
Net service revenues	$88,818	$83,880	$261,471	$257,027
Cost of service revenues (excluding depreciation & amortization)	47,551	43,803	139,565	132,951
Gross margin	41,267	40,077	121,906	124,076
General and administrative expenses:
Salaries and benefits	25,814	23,334	75,170	72,193
Other	11,739	9,871	33,281	29,874
Total general and administrative expenses	37,553	33,205	108,451	102,067
Operating income	3,714	6,872	13,455	22,009
Interest expense, net	(13)	(17)	(42)	(87)
Income before income taxes	3,701	6,855	13,413	21,922
Income tax expense	(1,462)	(2,708)	(5,264)	(8,547)
Net income from continuing operations	$2,239	$4,147	$8,149	$13,375

Discontinued operations:
(Loss) gain from operations, net of tax of ($72), ($32), ($74) and $127	$(110)	$(48)	$(420)	$204
Gain on sale, net of tax of $973	-	-	169	-
(Loss) gain on discontinued operations	(110)	(48)	(251)	204
Net Income	$2,129	$4,099	$7,898	$13,579

Per share amounts-basic:
Average shares outstanding	9,302	9,256	9,269	9,262
Continued operations	$0.24	$0.45	$0.88	$1.44
Discontinued operation	$(0.01)	$(0.01)	$(0.03)	$0.03
Net income	$0.23	$0.44	$0.85	$1.47

Per share amounts-diluted:
Average shares outstanding	9,348	9,315	9,354	9,329
Continued operations	$0.24	$0.45	$0.87	$1.43
Discontinued operation	$(0.01)	$(0.01)	$(0.03)	$0.03
Net income	$0.23	$0.44	$0.84	$1.46

Almost Family Reports Third Quarter 2013 Results
November 5, 2013

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2013
ASSETS	(UNAUDITED)	December 31, 2012
CURRENT ASSETS:
Cash and cash equivalents	$28,096	$26,120
Accounts receivable - net	48,060	49,971
Prepaid expenses and other current assets	7,045	6,968
Deferred tax assets	7,044	6,580
TOTAL CURRENT ASSETS	90,245	89,639

PROPERTY AND EQUIPMENT - NET	5,775	5,401
GOODWILL	141,370	132,014
OTHER INTANGIBLE ASSETS	21,121	19,967
OTHER ASSETS	626	781
OTHER ASSETS, HELD FOR SALE	-	1,457
	$259,137	$249,259

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,862	$4,599
Accrued other liabilities	22,097	21,874
Current portion of notes payable	842	625
TOTAL CURRENT LIABILITIES	27,801	27,098

LONG-TERM LIABILITIES:
Notes payable	116	500
Deferred tax liabilities	17,356	16,785
Other liabilities	169	561
TOTAL LONG-TERM LIABILITIES	17,641	17,846
TOTAL LIABILITIES	45,442	44,944

STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.05; authorized
2,000 shares; none issued or outstanding	-	-
Common stock, par value $0.10; authorized
25,000; 9,500 and 9,421
issued and outstanding	950	942
Treasury stock, at cost, 91 and 91 shares of common stock	(2,320)	(2,320)
Additional paid-in capital	103,419	101,945
Retained earnings	111,646	103,748
TOTAL STOCKHOLDERS' EQUITY	213,695	204,315
	$259,137	$249,259

Almost Family Reports Third Quarter 2013 Results
November 5, 2013

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)
	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities:
Net income	$7,898	$13,579
(Loss) gain on discontinued operations, net of tax	(251)	204
Net income from continuing operations	8,149	13,375
Adjustments to reconcile income to net cash provided by operating activities:
Depreciation and amortization	2,005	1,893
Provision for uncollectible accounts	4,087	1,926
Stock-based compensation	1,039	1,128
Deferred income taxes	1,108	2,674

Change in certain net assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(1,884)	(5,918)
Prepaid expenses and other current assets	(129)	(595)
Other assets	151	179
Accounts payable and accrued expenses	(279)	(1,009)
Net cash from operating activities	14,247	13,653

Cash flows from investing activities:
Capital expenditures	(1,625)	(1,498)
Acquisitions, net of cash acquired	(12,011)	(538)
Net cash from investing activities	(13,636)	(2,036)

Cash flows from financing activities:
Proceeds from exercise of stock options	4	70
Purchase of common stock in connection with share awards	-	(1,852)
Tax impact of share awards	(61)	(142)
Principal payments on notes payable and capital leases	(532)	(1,200)
Net cash from financing activities	(589)	(3,124)

Cash flows from discontinued operations
Operating activities	(1,129)	561
Investing activities	3,083	(31)
Net cash from discontinued operations	1,954	530

Net change in cash and cash equivalents	1,976	9,023
Cash and cash equivalents at beginning of period	26,120	33,693
Cash and cash equivalents at end of period	$28,096	$42,716

Summary of non-cash investing and financing activities:
Acquisitions funded by stock	$500	$-

Almost Family Reports Third Quarter 2013 Results
November 5, 2013

ALMOST FAMILY, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(UNAUDITED)
(In thousands)

	Three Months Ended September 30,
	2013		2012		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net service revenues:
Visiting Nurse	$67,802	76.3%	$64,632	77.1%	$3,170	4.9%
Personal Care	21,016	23.7%	19,248	22.9%	1,768	9.2%
	88,818	100.0%	83,880	100.0%	4,938	5.9%
Operating income before corporate expenses:
Visiting Nurse	7,316	10.8%	8,986	13.9%	(1,670)	-18.6%
Personal Care	2,566	12.2%	2,822	14.7%	(256)	-9.1%
	9,882	11.1%	11,808	14.1%	(1,926)	-16.3%
Corporate expenses	6,168	6.9%	4,936	5.9%	1,232	25.0%
Operating income	3,714	4.2%	6,872	8.2%	(3,158)	-46.0%
Interest expense, net	(13)	0.0%	(17)	0.0%	4	-23.5%
Income tax expense	(1,462)	-1.6%	(2,708)	-3.2%	1,246	-46.0%
Net income from continuing operations	$2,239	2.5%	$4,147	4.9%	$(1,908)	-46.0%

EBITDA from continuing operations	$4,806	5.4%	$7,900	9.4%	$(3,094)	-39.2%

Almost Family Reports Third Quarter 2013 Results
November 5, 2013

ALMOST FAMILY, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(UNAUDITED)
(In thousands)

	Nine Months Ended September 30,
	2013		2012		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net service revenues:
Visiting Nurse	$201,153	76.9%	$199,255	77.5%	$1,898	1.0%
Personal Care	60,318	23.1%	57,772	22.5%	2,546	4.4%
	261,471	100.0%	257,027	100.0%	4,444	1.7%
Operating income before corporate expenses:
Visiting Nurse	22,497	11.2%	30,367	15.2%	(7,870)	-25.9%
Personal Care	7,739	12.8%	7,583	13.1%	156	2.1%
	30,236	11.6%	37,950	14.8%	(7,714)	-20.3%
Corporate expenses	16,781	6.4%	15,941	6.2%	840	5.3%
Operating income	13,455	5.1%	22,009	8.6%	(8,554)	-38.9%
Interest expense, net	(42)	0.0%	(87)	0.0%	45	-51.7%
Income tax expense	(5,264)	-2.0%	(8,547)	-3.3%	3,283	-38.4%
Net income from continuing operations	$8,149	3.1%	$13,375	5.2%	$(5,226)	-39.1%

EBITDA from continuing operations	$16,499	6.3%	$25,030	9.7%	$(8,531)	-34.1%

Almost Family Reports Third Quarter 2013 Results
November 5, 2013

ALMOST FAMILY, INC. AND SUBSIDIARIES
VISITING NURSE SEGMENT OPERATING METRICS

	Three Months Ended September 30,
	2013		2012		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Average number of locations	110		104		6	5.8%

All payors:
Patient months	54,345		52,266		2,079	4.0%
Admissions	15,323		15,055		268	1.8%
Billable visits	484,197		453,422		30,775	6.8%

Medicare:
Admissions	14,031	92%	13,381	89%	650	4.9%
Revenue (in thousands)	$62,740	93%	$59,838	93%	$2,902	4.8%
Revenue per admission	$4,472		$4,472		$(0)	0.0%
Billable visits	414,591	86%	377,835	83%	36,756	9.7%
Recertifications	8,412		7,837		575	7.3%
Payor mix % of Admissions
Traditional Medicare Episodic	92.6%		94.0%		-1.4%
Replacement Plans Paid Episodically	2.2%		2.9%		-0.7%
Replacement Plans Paid Per Visit	5.2%		3.1%		2.1%

Non-Medicare:
Admissions	1,292	8%	1,673	11%	(381)	-22.8%
Revenue (in thousands)	$5,062	7%	$4,794	7%	$268	5.6%
Revenue per admission	$3,918		$2,866		$1,052	36.7%
Billable visits	69,606	14%	75,586	17%	(5,980)	-7.9%
Recertifications	1,311		1,603		(292)	-18.2%
Payor mix % of Admissions
Medicaid & other governmental	38.2%		40.4%		-2.2%
Private payors	61.8%		59.6%		2.2%

PERSONAL CARE OPERATING METRICS

	Three Months Ended September 30,
	2013		2012		Change
	Amount		Amount		Amount	%
Average number of locations	60		60		-	0.0%

Admissions	1,018		1,052		(34)	-3.2%
Patient months of care	17,590		17,689		(99)	-0.6%
Billable hours	1,176,802		1,072,936		103,866	9.7%
Revenue per billable hour	$17.86		$17.94		$(0.08)	-0.5%

Almost Family Reports Third Quarter 2013 Results
November 5, 2013

ALMOST FAMILY, INC. AND SUBSIDIARIES
VISITING NURSE SEGMENT OPERATING METRICS

	Nine Months Ended September 30,
	2013		2012		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Average number of locations	106		105		1	1.0%

All payors:
Patient months	163,349		159,104		4,245	2.7%
Admissions	47,240		46,676		564	1.2%
Billable visits	1,438,304		1,380,321		57,983	4.2%

Medicare:
Admissions	43,289	92%	41,976	90%	1,313	3.1%
Revenue (in thousands)	$186,473	93%	$184,519	93%	$1,954	1.1%
Revenue per admission	$4,308		$4,396		$(88)	-2.0%
Billable visits	1,229,145	85%	1,152,365	83%	76,780	6.7%
Recertifications	24,439		23,275		1,164	5.0%
Payor mix % of Admissions
Traditional Medicare Episodic	91.9%		94.0%		-2.1%
Replacement Plans Paid Episodically	2.5%		3.4%		-0.9%
Replacement Plans Paid Per Visit	5.6%		2.6%		3.0%

Non-Medicare:
Admissions	3,951	8%	4,700	10%	(749)	-15.9%
Revenue (in thousands)	$14,680	7%	$14,736	7%	$(56)	-0.4%
Revenue per admission	$3,716		$3,135		$580	18.5%
Billable visits	209,159	15%	227,956	17%	(18,797)	-8.2%
Recertifications	4,031		4,693		(662)	-14.1%
Payor mix % of Admissions
Medicaid & other governmental	33.0%		38.5%		-5.5%
Private payors	67.0%		61.5%		5.5%

PERSONAL CARE OPERATING METRICS

	Nine Months Ended September 30,
	2013		2012		Change
	Amount		Amount		Amount	%
Average number of locations	60		60		-	0.0%

Admissions	3,261		3,247		14	0.4%
Patient months of care	52,494		52,024		470	0.9%
Billable hours	3,393,413		3,195,530		197,883	6.2%
Revenue per billable hour	$17.78		$18.08		$(0.30)	-1.7%

Almost Family Reports Third Quarter 2013 Results
November 5, 2013

Non-GAAP Financial Measure
The information provided in some of the tables in this release includes certain non-GAAP financial measures as defined under SEC rules.  In accordance with SEC rules, the Company has provided, in the supplemental information, a reconciliation of those measures to the most directly comparable GAAP measures.

EBITDA
Earnings before interest, income taxes, depreciation and amortization (EBITDA) is not a measure of financial performance under accounting principles generally accepted in the United States of America.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from EBITDA are significant components in understanding and evaluating financial performance and liquidity. Management routinely calculates and communicates EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within our industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value. EBITDA is also used in certain covenants contained in our credit agreement.

The following tables set forth a reconciliation of net income to EBITDA:

ALMOST FAMILY, INC. AND SUBSIDIARIES
RECONCILIATION OF EBITDA
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2013	2012	2013	2012
Net income from continuing operations	$2,239	$4,147	$8,149	$13,375
Add back:
Interest expense	13	17	42	87
Income tax expense	1,462	2,708	5,264	8,547
Depreciation and amortization	707	646	2,005	1,893
Amortization of stock-based compensation	385	382	1,039	1,128
Earnings before interest, income taxes, depreciation and amortization (EBITDA) from continuing operations	$4,806	$7,900	$16,499	$25,030

About Almost Family, Inc.
Almost Family, Inc., founded in 1976, is a leading regional provider of home health nursing services, with branch locations (following the closing of the SunCrest transaction) in Florida, Ohio, Tennessee, Kentucky, Connecticut, New Jersey, Massachusetts, Georgia, Pennsylvania, Indiana, Missouri, Illinois, Mississippi and Alabama (in order of revenue significance).  Almost Family, Inc. and its subsidiaries operate a Medicare-certified segment and a personal care segment.  Altogether, with SunCrest, Almost Family will operate over 240 branch locations in fourteen U.S. states.

Forward Looking Statements
All statements, other than statements of historical facts, included in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "project," "anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. These forward-looking statements are based on the Company's current plans, expectations and projections about future events.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties which could cause actual results to differ materially include: regulatory approvals or first party consents may not be obtained; the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicare reimbursement for home health services and to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; changes in our relationships with referral sources; the ability of the Company to integrate acquired operations including obtaining synergies, integration objectives and anticipated timelines; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other first-party payers; changes in laws and interpretations of laws relating to the healthcare industry; and the Company’s self-insurance risks.  For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's various filings with the Securities and Exchange Commission, including its filing on Form 10-K for the year ended December 31, 2012, in particular information under the headings "Special Caution Regarding Forward-Looking Statements" and “Risk Factors.”  With regard to the Company’s recent investment in Imperium, in particular given that it is a development stage enterprise, there can be no assurance that its operational and developmental objectives will be realized or that any savings in healthcare spending or any participation in Medicare Shared Savings Program payments will be realized.  The Company undertakes no obligation to update or revise its forward-looking statements.